SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 20, 2002


                                   AAON, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)



          Nevada                      33-18336-LA               87-0448736
          ------                      -----------               ----------
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)



                     2425 South Yukon, Tulsa, Oklahoma 74107
                     ---------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (918) 583-2266

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Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

         At a meeting held on June 20, 2002, the Audit Committee of the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 2002, to replace the firm of Arthur Andersen LLP which was dismissed as auditors of the Company effective June 20, 2002.

         The reports of Arthur Andersen LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2000 and 2001, and in the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in its report. The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 25, 2002, is filed as Exhibit 1 to this Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AAON, INC.



Date:  June 25, 2002                    By:  /s/ John B. Johnson, Jr.
                                              ----------------------------------
                                                 John B. Johnson, Jr., Secretary

                                      (1)
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                                    Exhibit 1

June 25, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated June 20, 2002 of AAON, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc:      Mr. John B. Johnson, Jr., Secretary, AAON, Inc.



                                      (2)
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